Exhibit 99.5

Press Release

American Liberty Petroleum Corp. agrees to acquire Avant Diagnostics, Inc.

Houston, Texas (Monday, December 29, 2014) – American Liberty Petroleum Corp. agreed to acquire Avant Diagnostics, Inc. (‘Avant’), a medical technology company developing specialized diagnostic tests, including the OvaDx® Ore-Symptomatic Ovarian Cancer Screening Test, signing the Agreement and Plan of Reorganization as of the close of business on Monday, December 29, 2014. The acquisition agreement comes after an in depth due diligence period, which included Avant Diagnostics, Inc. completing a PCAOB audit for its fiscal year ending September 31, 2014.

“Acquiring a company such as Avant that has the ability to change lives is an important achievement for American Liberty Petroleum Corp. Avant has enough capital currently to start the next testing regimen that will allow the commercialization of OvaDx®,” said Robert C. Rhodes, Chairman of American Liberty Petroleum Corp. The board of directors and a majority of shareholders of American Liberty Petroleum Corp. have authorized a number of corporate actions in order to complete required actions, including a reverse split, a name change, authorization of Preferred Stock, and filing the required SEC disclosure statements. Upon the effectiveness of these corporate actions, Gregg Linn, Avant’s CFO, will join the board of directors of the company and will be CEO and President.

“American Liberty Petroleum Corp. acquiring Avant opens up many opportunities for the commercialization of OvaDx® as well as other diagnostic tests. Our whole company is excited about our coming year,” said Gregg Linn, incoming CEO and President of American Liberty Petroleum Corp.

About American Liberty Petroleum Corp.

American Liberty Petroleum Corp. (‘OREO’, http://americanlibertypetroleum.com/) is a fully reporting, development stage publicly traded company seeking acquisitions in the Gulf Coast oil & gas services business segment. OREO’s current management team, Robert C. Rhodes (CEO) and Steven M. Plumb (CFO), are actively involved in the search for acquisitions.

About Avant Diagnostics Inc.

Avant Diagnostics, Inc. (‘Avant’, http://avantdiagnostics.com), soon to be a wholly owned subsidiary of American Liberty Petroleum Corp., is a medical technology company based on the completion of the human genome sequencing project. Avant is developing specialized tests that are cutting edge in medical diagnostic testing and the OvaDx® Pre-Symptomatic Ovarian Cancer Screening Test is a leading breakthrough in commercializing these tests.

Genetic research is increasingly focused on identifying the variations of the specific genes in the genome. These variations are what define individual characteristics, including disease states or a statistical propensity for disease. The implications are far-reaching and impact not only the research community, but also the individual patients and the medical providers. Diagnostic tests that detect diseases very early in their progression will provide options for earlier treatments that may improve the patient’s quality of life and prognosis by delaying or preventing disease progression or even death. Medical providers will incur major cost savings by avoiding costly late stage disease treatments.

Safe Harbor

The statements in this press release that relate to American Liberty Petroleum Corp.’s expectations with regard to the future impact on American Liberty Petroleum Corp.'s results from new products and services in development, including any planned acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements might not occur. American Liberty Petroleum Corp. undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in American Liberty Petroleum Corp.'s plans or expectations.

Investor Contact

Robert C. Rhodes
American Liberty Petroleum Corp.
investors@americanlibertypetroleum.com

Gregg Linn
Avant Diagnostics, Inc.
investors@avantdiagnostics.com